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                                                                   Exhibit 23(d)

              CONSENT OF ALEX SHESHUNOFF & CO. INVESTMENT BANKING

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Commerce Bancshares, Inc. ("Registration Statement") of our opinion, dated July 1, 1998 with respect to the merger of CBI-Kansas, Inc., a wholly-owned subsidiary of Commerce Bancshares, Inc. and Fidelity Bankshares, Inc. and to our firm, respectively, included in the Registration Statement and to the inclusion of such opinion as an annex to the Registration Statement. By giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.


                              ALEX SHESHUNOFF & CO.
                              INVESTMENT BANKING


                              By: /s/ Gerard Feil
                                 ----------------

AUSTIN, TX
August 17, 1998